EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Significant Subsidiaries

                                                                      Percentage of Voting     Number       Number
                                                     Jurisdiction of    Securities Owned       of US       of Non-US
                      Company                         Incorporation       by Registrant     subsidiaries  subsidiaries
                      -------                         -------------       -------------     ------------  ------------
Omnicom Capital Inc..............................     Connecticut              100%               0               0
Omnicom Finance Inc..............................      Delaware                100%               0               0
Omnicom Europe Limited...........................   United Kingdom             100%               3             388
Omnicom Holdings Inc.............................      Delaware                100%               1               0
BBDO Worldwide Inc...............................      New York                100%              15             371
DDB Worldwide Communications Group, Inc..........      New York                100%              13             229
TBWA Worldwide Inc...............................      New York                100%              21             222
DAS Holdings Inc.................................      Delaware                100%              41               2
Omnicom Media Group Holdings Inc.................      Delaware                100%               8              13
Fleishman-Hillard Inc............................      Delaware                100%              11               9
Ketchum Inc......................................      Delaware                100%               1               3
InterOne Marketing Group, Inc....................      Michigan                100%               1               2
Bernard Hodes Group, Inc.........................      Delaware                100%               0               0
Rapp Partnership Holdings Inc....................      Delaware                100%               5               0
Cline, Davis & Mann, Inc.........................      New York                100%               0               0
Zimmerman and Partners Advertising...............      Delaware                100%               8               0